UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2012

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2012, Vera Bradley, Inc. (the “Company”) issued a press release announcing the unanimous election of Karen Kaplan as an independent, Class I director, effective October 3, 2012. Ms. Kaplan’s term will expire with the terms of the other Class I directors at the 2014 annual meeting of shareholders. The board of directors has not determined the board committees, if any, to which Ms. Kaplan will be appointed. On October 1, 2012, Stephen J. Hackman tendered his resignation from the Board of Directors effective upon Ms. Kaplan’s election.

As a director of the Company, Ms. Kaplan will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2012. This compensation generally consists of an annual retainer in the amount of $34,000, meeting attendance fees of $2,000 for each board or committee meeting ($500 for a telephonic meeting), and an annual equity grant with a value of $50,000.

A copy of the press release announcing the election of Ms. Kaplan is attached as Exhibit 99.1 to this Current Report on
Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: October 4, 2012	By:	/s/ Jeffrey A. Blade
Jeffrey A. Blade
Executive Vice President—Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 4, 2012.